EXHIBIT 10.3

HPEV, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

AUGUST 9, 2012

Schedule 2	Schedule of Exceptions

EXHIBITS A-1 to A-4	PROMISSORY NOTES
EXHIBITS B-1 to B-4	WARRANTS TO PURCHASE SHARES OF COMMON STOCK

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of August 9, 2012, by and between HPEV, Inc., a Nevada corporation (the “Company”), and SPIRIT BEAR LIMITED (“Lender”).

WHEREAS, the Lender has provided the following consideration in the form of interim financing to the Company:

1.	April 27, 2012 - $100,000 (funding)

2.	May 22, 2012 - $35,000 (funding)

3.	June 28, 2012 - $1,222.38 (expense payment)

4.	July 11, 2012 - $50,000 (funding)

WHEREAS, the parties intend for the Company to issue in return for such consideration promissory notes and warrants to purchase shares of the Company’s Common Stock; and

WHEREAS, the parties hereto wish to provide for the sale and issuance of such notes and warrants in return for such consideration.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amount and Terms of the Notes; Terms of Warrants.

1.1 Promissory Notes and Warrants.  In return for the consideration provided by Lender, the Company shall sell and issue to such Lender promissory notes in the form attached hereto as Exhibits A-1 through A-4 (each a “Note” and, collectively, the “Notes”) and issue to the Lender warrants to purchase shares of the Company’s Common Stock in the form attached hereto as Exhibit B-1 through B-4 (each a “Warrant” and, collectively, the “Warrants”).  The aggregate principal amount of the Notes shall be ($186,222.38).  The warrant coverage ratio shall be (3.5714) warrant shares per dollar of consideration provided by Lender as set forth above, subject to adjustment as set forth in the Warrants.  The shares of Common Stock as described in the Warrants are referred to herein as the “Warrant Shares”.

1.2 Closing.  The closing (the “Closing”) of the loan and issuance of the Notes and Warrants shall take place at the office of the Company on the first business day immediately following the date this Agreement is duly executed and delivered by the Lender and the Company, or at such other time and place as the Company and the Lender agree upon orally or in writing.

2. Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that, except as set forth in the Schedule of Exceptions attached to this Agreement as Schedule 2:

2.1 Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified or licensed as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which the failure to be so qualified or licensed and in good standing would have a material adverse effect on its business or properties.

2.2 Authorization.  All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Note and the Warrant has been taken or will be taken prior to the Initial Closing.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, issuance (or reservation for issuance) and delivery of the Warrant Shares to be issued upon exercise of the Warrant will be taken prior to the exercise of the Warrant.  This Agreement, the Note and the Warrant, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.3 Valid Issuance of Stock.  The Warrant Shares, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed therein, (i) will be duly authorized, validly issued, fully paid, and nonassessable and, based in part upon the representations of the Lender in this Agreement, will be issued in compliance with all applicable Federal and state securities laws and (ii) will be free of any restriction on transfer, lien or encumbrance, other than restrictions on transfer under Federal or state securities laws.

3. Representations and Warranties of the Lender.  In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

3.1 Authorization.  This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms.

3.2 Purchase Entirely for Own Account.  Lender acknowledges that this Agreement is made with Lender in reliance upon Lender’s representation to the Company that the Notes, the Warrants and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person with respect to the Securities.  Lender represents that it has full power and authority to enter into this Agreement.

3.3 Disclosure of Information.  Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

3.4 Investment Experience.  Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

3.5 Accredited Investor.  Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

3.6 Restricted Securities.  Lender understands that the Securities are characterized as “restricted securities” under the Federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances.  In this connection, Lender represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           (i) Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

3.8 Legends.  It is understood that the Securities may bear the following legends and any other legends that may be required by state securities laws:

“These securities have not been registered under the Securities Act of 1933.  They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or unless an opinion of counsel satisfactory to the Company states that registration is not required under such Act or unless sold pursuant to Rule 144 under such Act.”

4. State Commissioners of Corporations.  The sale of the Securities which are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such Securities or the payment or receipt of any part of the consideration for such Securities prior to such qualification is unlawful, unless the sale of securities is exempt from qualification by Section 25100, 25102 or 25105 of the California Corporations Code.  The rights of all parties to this agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

5. Miscellaneous.

5.1 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

5.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth hereafter, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.  If to the Lender, to the address set forth in such Lender’s signature page hereto.

If to the Company:

HPEV, Inc.
c/o Quentin Ponder, CFO
27420 Breakers Drive
Wesley Chapel, Florida 33544
Telephone:     (813) 929-1877
Facsimile:    (813) 929-1875
Email:      qponder@verizon.net

With a copy to:

McMahon Serepca LLP
Attention:David M. Serepca, Esq.
985 Industrial Road, Suite 201
San Carlos, California 94070
Telephone:    (650) 637-0600
Facsimile:   (650) 637-0700
Email:     david@msllp.com

5.6 Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

5.7 Entire Agreement; Amendments and Waivers.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any term of this Agreement or any of such other documents delivered pursuant hereto may be amended and the observance of any term of this Agreement or any of such other documents may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of a majority of the Warrant Shares issued or issuable upon exercise of the Warrants.  Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

5.8 Effect of Amendment or Waiver.  Lender acknowledges that by the operation of Section 5.8 hereof the holders of a majority of the Warrant Shares issued or issuable upon exercise of the Warrants will have the right and power to diminish or eliminate all rights of such Lender under this Agreement.

5.9 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

5.10 Release.  Upon Closing, the Company releases and discharges the Lender, its affiliates, their employees, officers, directors, members, agents and attorneys (in their capacities as representatives of the Lender) from any and all claims and causes of action that arise prior to the Closing; provided, however, that the Company does not release any claims arising out of a breach of this Agreement, the Notes or Warrants by Lender.  Upon Closing, the Lender releases and discharges the Company, its employees, officers, directors, shareholders, agents and attorneys (in their capacities as representatives of the Company) from any and all claims and causes of action that arise prior to the Closing; provided, however, that the Lender does not release any claims arising out of a breach of this Agreement, the Notes or Warrants by the Company.  Each party acknowledges that it has been made aware of the provisions of California Civil Code, §1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

With respect to the claims being released under Section 5.10, and upon the effectiveness of the respective releases contains therein, each party waives and relinquishes, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code, §1542, and other statutes or common law principles of similar effect, and hereby agrees and acknowledges that this waiver and relinquishment is an essential term of this Agreement, without which the consideration provided to it would not have been given.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first above written.

HPEV, INC.

By /s/ Tim Hassett
Timothy Hassett, CEO

LENDER:

By /s/ Jay A. Palmer
Jay A. Palmer, President

Address:
1470 First Avenue
New York, NY 10075

SCHEDULE 2

Schedule of Exceptions

None